Exhibit 99.1

GameStop Appoints Carrie Teffner to Board of Directors

Grapevine, Texas (August 16, 2018)—GameStop Corp. (NYSE: GME), today announced the appointment of Carrie Teffner to its board of directors. Carrie brings 30 years of financial leadership and experience in the consumer products and retail industries to the GameStop board of directors and will serve as a member of the audit committee.

Carrie has served as Executive Vice President and Chief Financial Officer of Crocs (NASDAQ: CROX) since 2015. Before assuming her executive positions at Crocs, she served on the Crocs board of directors, which she joined in June 2015. Prior to joining Crocs, she served as Executive Vice President and Chief Financial Officer at PetSmart and, before that, at Weber-Stephen Products. Prior to those roles, she served as Senior Vice President and Chief Financial Officer of Timberland and spent 21 years in various leadership positions at Sara Lee Corporation. Carrie holds Master of Business Administration and Bachelor of Science degrees from the University of Vermont.

Dan DeMatteo, executive chairman, stated, “We are very fortunate to have Carrie join our board of directors. Her extensive leadership and valuable experience in the consumer products space will be a valuable asset to our company moving forward.”
About GameStop
GameStop Corp., a Fortune 500 company headquartered in Grapevine, Texas, is a global, multichannel video game, consumer electronics and wireless services retailer. GameStop operates over 7,200 stores across 14 countries. The company's consumer product network also includes www.gamestop.com; Game Informer® magazine, the world's leading print and digital video game publication; and ThinkGeek, www.thinkgeek.com, the premier retailer for the global geek community featuring exclusive and unique video game and pop culture products. Our Technology Brands segment includes over 1,300 Spring Mobile AT&T and Simply Mac stores. Spring Mobile, www.springmobile.com, sells all of AT&T’s products and services, including DIRECTV, devices and related accessories in select markets in the U.S. Simply Mac, www.simplymac.com, sells the full line of Apple products, including laptops, tablets, and smartphones and offers Apple certified warranty and repair services.

General information about GameStop Corp. can be obtained at the company’s corporate website. Follow @GameStop and @GameStopCorp on Twitter and find GameStop on Facebook at www.facebook.com/GameStop.
Safe Harbor
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current beliefs, views, estimates and expectations, including as to the Company’s industry, business strategy, goals and expectations concerning its market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. Such statements include without limitation those about the Company’s outlook for fiscal 2018, future financial and operating results, projections, expectations and other statements that are not historical facts. Forward-looking statements are subject to significant risks and uncertainties and actual results may differ materially from those reflected or described in the forward-looking statements. The following factors, among others, could cause actual results to differ from those reflected or described in the forward-looking statements: our inability to obtain sufficient quantities of product to meet consumer demand; the timing of release and consumer demand for new and pre-owned products; our ability to continue to expand, and successfully open and operate new stores for our collectibles and technology brands businesses; risks associated with achievement of anticipated financial and operating results from acquisitions; our ability to sustain and grow our console digital video game sales; the impact of goodwill and intangible asset impairments; cost reduction initiatives, including store closing costs; risks related to changes in, and our continued retention of, executive officers and other key personnel; changes in consumer preferences and economic conditions; increased operating costs, including wages; cyber security events and related costs; risks associated with international operations; changes to our wireless industry partnerships and operations; increased competition and changing technology in the video game industry; changes in domestic or foreign laws and regulations that reduce consumer demand for, or increase prices of, our products or otherwise adversely affect our business; our effective tax rate and the factors affecting our effective tax rate, including changes in international, federal or state tax, trade and other laws and regulations; the costs and outcomes of legal proceedings and tax audits. Additional factors that could cause our results to differ materially from those reflected or described in the forward-looking statements can be found in GameStop's Annual Report on Form 10-K for the fiscal year ended February 3, 2018 filed with the SEC and available at the SEC's Internet site at http://www.sec.gov or http://investor.GameStop.com. Forward-looking statements contained in this press release speak only as of the date of this release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Contact
Mike Loftus
Vice President, Global Controller and Investor Relations
GameStop Corp.
investorrelations@gamestop.com